                                                                    Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (No. 2-38768, No. 2-44043, No. 2-45346, No.
2-51498, No. 2-59317, No. 2-61858, No. 2-62760, No. 2-64336, No. 2-67600, No.
2-72058, No. 2-75874, No. 2-75875, No. 2-78291, No. 2-87005, No. 2-82989, No.
2-90756, No. 2-91945, No. 2-95589, No. 2-97439, No. 33-8495, No. 33-13874, No.
33-18073, No. 33-25291, No. 33-41643, No. 33-48996, No. 33-57250, No. 33-60327,
No. 33-60827, No. 33-62821, No. 333-21365, No. 333-48639, No. 333-58095, No.
333-70069, No. 333-74187, No. 333-83813, No. 333-31024, No. 333-31346, No.
333-39976, No. 333-45828, No. 333-50198 and No. 333-52938) of American
International Group, Inc. of our report dated February 7, 2001, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to our firm under the headings "Financial Statements" or "Experts" included in the Prospectuses.


                                                      PricewaterhouseCoopers LLP

                                        New York, New York
                                        March 30, 2001

                                                                      Schedule I

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUMMARY OF INVESTMENTS--OTHER THAN INVESTMENTS IN RELATED PARTIES
As of December 31, 2000

(in millions)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           Amount at
                                                                                                                         which shown
                                                                                                                              in the
                                                                                                Cost*          Value   Balance Sheet
====================================================================================================================================
Fixed maturities:
   Bonds:
     United States Government and government agencies
       and authorities                                                                      $  1,861        $  1,944        $  1,941
     States, municipalities and political subdivisions                                        21,592          22,435          21,918
     Foreign governments                                                                      18,565          19,254          19,254
     Public utilities                                                                          6,458           6,710           6,710
     All other corporate                                                                      53,356          52,187          52,187
------------------------------------------------------------------------------------------------------------------------------------
   Total bonds                                                                               101,832         102,530         102,010
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                                                       101,832         102,530         102,010
------------------------------------------------------------------------------------------------------------------------------------
Equity securities:
   Common stocks:
     Public utilities                                                                            138             150             150
     Banks, trust and insurance companies                                                        664             735             735
     Industrial, miscellaneous and all other                                                   5,569           5,240           5,240
------------------------------------------------------------------------------------------------------------------------------------
   Total common stocks                                                                         6,371           6,125           6,125
   Non-redeemable preferred stocks                                                             1,166           1,056           1,056
------------------------------------------------------------------------------------------------------------------------------------
Total equity securities                                                                        7,537           7,181           7,181
------------------------------------------------------------------------------------------------------------------------------------
Mortgage loans on real estate, policy and collateral loans                                    12,243          12,243          12,243
Financial services assets:
   Flight equipment primarily under operating leases, net of
     accumulated depreciation                                                                 19,325              --          19,325
   Securities available for sale, at market value                                             14,636          14,669          14,669
   Trading securities, at market value                                                            --           7,347           7,347
   Spot commodities, at market value                                                              --             363             363
   Unrealized gain on interest rate and currency swaps,
     options and forward transactions                                                             --          10,235          10,235
   Trading assets                                                                              7,045              --           7,045
   Securities purchased under agreements to resell, at contract value                         14,991              --          14,991
Other invested assets                                                                         13,394              --          13,394
Short-term investments, at cost (approximates market value)                                    5,831              --           5,831
------------------------------------------------------------------------------------------------------------------------------------
Total investments                                                                           $196,834              --        $214,634
====================================================================================================================================

* Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discounts.

                                                                     Schedule II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
BALANCE SHEET-- PARENT COMPANY ONLY

(in millions)
--------------------------------------------------------------------------------------------------------------------
December 31,                                                                                  2000              1999
====================================================================================================================
Assets:
   Cash                                                                                     $     1          $     3
   Short-term investments                                                                         2                1
   Invested assets                                                                              721              760
   Carrying value of subsidiaries and partially-owned companies, at equity                   39,712           34,603
   Premiums and insurance balances receivable-net                                               155              113
   Other assets                                                                               2,140              377
--------------------------------------------------------------------------------------------------------------------
     Total assets                                                                            42,731           35,857
--------------------------------------------------------------------------------------------------------------------
Liabilities:
   Insurance balances payable                                                                   334              285
   Due to affiliates-net                                                                        930              861
   Medium term notes payable                                                                    582              481
   Term notes payable                                                                           433              432
   Zero coupon notes                                                                            127              114
   Italian Lire bonds                                                                           159              159
   Other liabilities                                                                            547              219
--------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                        3,112            2,551
--------------------------------------------------------------------------------------------------------------------
Capital funds:
   Common stock                                                                               6,189            4,152
   Additional paid-in capital                                                                 2,668            2,080
   Retained earnings                                                                         34,304           31,040
   Accumulated other comprehensive income                                                    (2,136)          (2,103)
   Treasury stock                                                                            (1,406)          (1,863)
--------------------------------------------------------------------------------------------------------------------
     Total capital funds                                                                     39,619           33,306
--------------------------------------------------------------------------------------------------------------------
     Total liabilities and capital funds                                                    $42,731          $35,857
====================================================================================================================

STATEMENT OF INCOME--PARENT COMPANY ONLY

(in millions)
-----------------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                                     2000             1999             1998
===================================================================================================================================
Agency loss                                                                                 $   (11)       $   (13)         $    (6)
Financial services income                                                                       280            246              263
Asset management income (loss)                                                                   (5)             5               --
Dividend income from consolidated subsidiaries:
   Cash                                                                                       1,514          1,049              856
   Other                                                                                         --             30               --
Dividend income from partially-owned companies                                                   --              7               14
Equity in undistributed net income of consolidated subsidiaries
   and partially-owned companies                                                              4,230          4,180            3,737
Other income (deductions)-net                                                                   (87)          (162)            (210)
-----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                    5,921          5,342            4,654
Income taxes                                                                                    285            287              372
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                   $5,636        $ 5,055          $ 4,282
===================================================================================================================================

                                                                     Schedule II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(continued)
STATEMENT OF CASH FLOWS--PARENT COMPANY ONLY

(in millions)
--------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                                  2000          1999          1998
==========================================================================================================================
Cash flows from operating activities:
   Net income                                                                            $ 5,636      $ 5,055       $ 4,282
--------------------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net cash provided
   by operating activities:
   Non-cash revenues, expenses, gains and losses included in income:
     Equity in undistributed net income of consolidated subsidiaries and
       partially-owned companies                                                          (4,230)     (4,180)       (3,737)
     Change in premiums and insurance balances receivable and payable-net                      7          (1)           30
     Change in cumulative translation adjustments                                             85         (99)          (18)
     Other-net                                                                              (140)       (144)          178
--------------------------------------------------------------------------------------------------------------------------
     Total adjustments                                                                    (4,278)     (4,424)       (3,547)
--------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                  1,358         631           735
--------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Purchase of investments                                                                  (131)        (44)         (154)
   Sale of investments                                                                         1          62            --
   Change in short-term investments                                                           (1)          9            (9)
   Change in collateral and guaranteed loans                                                  10          18           (25)
   Contributions to subsidiaries and investments in partially-owned companies               (687)       (415)         (444)
   Other-net                                                                                 (26)        (39)          (36)
--------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                       (834)       (409)         (668)
--------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Change in medium term notes                                                               101          14           (29)
   Change in term notes                                                                        1        (556)          100
   Proceeds from common stock issued                                                         144         244            40
   Change in loans payable                                                                   477         217           218
   Cash dividends to shareholders                                                           (335)       (303)         (324)
   Acquisition of treasury stock                                                            (947)       (275)          (81)
   Proceeds from redemption of Premium Equity Redemption Cumulative
     Security Units                                                                           --         431            --
   Other-net                                                                                  33           7             7
--------------------------------------------------------------------------------------------------------------------------
Net cash used in financing activities                                                       (526)       (221)          (69)
--------------------------------------------------------------------------------------------------------------------------
Change in cash                                                                                (2)          1            (2)
Cash at beginning of year                                                                      3           2             4
--------------------------------------------------------------------------------------------------------------------------
Cash at end of year                                                                      $     1     $     3       $     2
==========================================================================================================================

NOTES TO FINANCIAL STATEMENTS--PARENT COMPANY ONLY

(1) Agency operations conducted in New York through the North American Division of AIU are included in the financial statements of the parent company.

(2) Certain accounts have been reclassified in the 1999 and 1998 financial statements to conform to their 2000 presentation.

(3) "Equity in undistributed net income of consolidated subsidiaries and partially-owned companies" in the accompanying Statement of Income--Parent Company Only--includes equity in income of the minority-owned insurance operations.

(4)   See also Notes to Consolidated Financial Statements.

                                                                    Schedule III


AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
As of December 31, 2000, 1999 and 1998 and for the years then ended

(in millions)
----------------------------------------------------------------------------------------------------------------------
                                          Reserves for
                                            Losses and                                                      Losses and
                              Deferred            Loss     Reserve       Policy                                   Loss
                                Policy       Expenses,         for          and                       Net     Expenses
                           Acquisition   Future Policy    Unearned     Contract      Premium   Investment    Incurred,
Segment                          Costs        Benefits(a) Premiums       Claims(b)   Revenue       Income     Benefits
======================================================================================================================
2000
   General insurance            $2,438        $40,613      $12,510       $   --      $17,407       $2,701      $13,104
   Life insurance                7,751         38,165           --        1,000       13,610        7,123       13,615
----------------------------------------------------------------------------------------------------------------------
                               $10,189        $78,778      $12,510       $1,000      $31,017       $9,824      $26,719
======================================================================================================================
1999
   General insurance            $2,132        $38,252      $11,450       $   --      $15,544       $2,517      $11,738
   Life insurance                7,492         34,608           --          942       11,942        6,206       11,870
----------------------------------------------------------------------------------------------------------------------
                                $9,624        $72,860      $11,450       $  942      $27,486       $8,723      $23,608
======================================================================================================================
1998
   General insurance            $1,852        $38,310      $10,009       $   --      $14,098       $2,192      $10,657
   Life insurance                6,229         29,571           --        1,135       10,293        5,201       10,242
----------------------------------------------------------------------------------------------------------------------
                                $8,081        $67,881      $10,009       $1,135      $24,391       $7,393      $20,899
======================================================================================================================

(in millions)
-----------------------------------------------------------------

                           Amortization
                            of Deferred
                                 Policy        Other          Net
                            Acquisition    Operating     Premiums
Segment                           Costs(c)  Expenses      Written
=================================================================
2000
   General insurance             $1,708       $1,810      $17,526
   Life insurance                   958        2,611           --
-----------------------------------------------------------------
                                 $2,666       $4,421      $17,526
=================================================================
1999
   General insurance             $1,528       $1,609      $16,224
   Life insurance                   891        2,381           --
-----------------------------------------------------------------
                                 $2,419       $3,990      $16,224
=================================================================
1998
   General insurance             $1,358       $1,552      $14,586
   Life insurance                   759        2,046           --
-----------------------------------------------------------------
                                 $2,117       $3,598      $14,586
=================================================================

(a) Reserves for losses and loss expenses with respect to the general insurance operations are net of discounts of $1.29 billion, $1.08 billion and $551 million for 2000, 1999 and 1998, respectively.

(b)   Reflected in insurance balances payable on the accompanying balance sheet.

(c) Amounts shown for general insurance segment exclude amounts deferred and amortized in the same period.

                                                                     Schedule IV

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES REINSURANCE
As of December 31, 2000, 1999 and 1998 and for the years then ended

(dollars in millions)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Percent of
                                                                       Ceded          Assumed                                Amount
                                                                    to Other        from Other                Net           Assumed
                                               Gross Amount        Companies        Companies              Amount            to Net
===================================================================================================================================
2000
Life insurance in-force                            $581,937         $ 56,927         $  1,122            $526,132               0.2%
===================================================================================================================================
Premiums:
   General insurance                               $ 20,116         $  7,524         $  4,934            $ 17,526              28.1%
   Life insurance                                    13,890              318               38              13,610(b)            0.3
-----------------------------------------------------------------------------------------------------------------------------------
Total premiums                                     $ 34,006         $  7,842         $  4,972            $ 31,136              16.0%
===================================================================================================================================
1999
Life insurance in-force                            $583,670         $ 69,535         $  1,289            $515,424               0.3%
===================================================================================================================================
Premiums:
   General insurance                               $ 18,660         $  6,345         $  3,909(a)         $ 16,224              24.1%
   Life insurance                                    12,220              310               32              11,942(b)            0.3
-----------------------------------------------------------------------------------------------------------------------------------
Total premiums                                     $ 30,880         $  6,655         $  3,941            $ 28,166              14.0%
===================================================================================================================================
1998
Life insurance in-force                            $502,241         $ 62,768         $  1,408            $440,881               0.3%
===================================================================================================================================
Premiums:
   General insurance                               $ 17,931         $  6,098         $  2,753(a)         $ 14,586              18.9%
   Life insurance                                    10,550              285               28              10,293(b)            0.3
-----------------------------------------------------------------------------------------------------------------------------------
Total premiums                                     $ 28,481         $  6,383         $  2,781            $ 24,879              11.2%
===================================================================================================================================

(a) The increase results from the consolidation of Transatlantic, which is a reinsurance company.

(b) Includes accident and health premiums of $2.58 billion, $2.25 billion and $1.88 billion in 2000, 1999 and 1998, respectively.